UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 210, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2008, Workstream Inc. (the “Company”) issued a press release (the “Press Release”) announcing that on November 20, 2008 it was notified by the Nasdaq Stock Market (“Nasdaq”) that it is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(3), which requires the Company to have a $35 million market capitalization, a minimum $2.5 million in stockholders' equity or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq staff requested that, on or before December 3, 2008, the Company submit its specific plan to achieve and sustain compliance with all listing requirements, including the time frame for completion of the plan. In the notice, the staff stated that the Nasdaq Listing Qualifications Panel before which the Company appeared on October 30, 2008 would consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Capital Market.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

In the Press Release, the Company also announced that on November 14, 2008 it filed its Annual Report on Form 10-K which included an audit report by the Company's independent registered public accounting firm containing a going concern qualification.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by the Company on November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: November 21, 2008	By:	/s/ Steve Purello
Name: Stephen Purello Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on November 21, 2008